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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported August 4, 2005 (August 1, 2005)


                                SPATIALIGHT, INC.
               (Exact Name of Registrant as Specified in Charter)


         New York                      000-19828                16-1363082
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(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


Five Hamilton Landing, Suite 100, Novato, California                 94949
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     (Address of Principal Executive Offices)                     (Zip Code)


                                 (415) 883-1693
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               Registrant's telephone number, including area code


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          (Former Name or Former Address, if Changed Since Last Report)

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                                TABLE OF CONTENTS

Item 5.02   Appointment of Principal Officers.


            SIGNATURES


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Item 5.02   Appointment of Principal Officers.

      On July 20, 2005, the Board of Directors of SpatiaLight, Inc. designated Ms. Kim Tsuchimoto to serve as our Principal Financial and Accounting Officer, effective immediately. Prior to Ms. Tsuchimoto's designation, Robert A. Olins, our Chief Executive Officer and director, was serving in that role.

      On June 16, 2005, we publicly announced in a press release that we had hired Ms. Tsuchimoto as our Corporate Controller and Assistant Vice President of Accounting and Finance, which will remain her formal title.

      Prior to joining SpatiaLight, Ms. Tsuchimoto, who is 42 years old, worked at BioMarin Pharmaceutical Inc. as Vice President - Treasurer from 2003 to 2005, Vice President - Controller from 2002 to 2003 and Controller from 1997 to 2002. BioMarin Pharmaceutical is a publicly traded California-based biopharmaceutical company. Ms. Tsuchimoto is a licensed California certified public accountant and received a B.S. in Business Administration from San Francisco State University.

      Ms. Tsuchimoto does not have an employment agreement with us. Her annual salary is $140,000 and on June 6, 2005, she was granted 25,000 stock options with an exercise price of $6.23, half of which will vest on the first anniversary of the grant date and the other half will vest on the second anniversary of the grant date, subject to accelerated vesting in the event of a change of control, as defined in our 1999 Stock Option Plan.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2005

                                             SPATIALIGHT, INC.


                                             By:      /s/ ROBERT A. OLINS
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                                                Name:  Robert A. Olins
                                                Title: Chief Executive Officer


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